Exhibit 3.1
(Seal)	ROSS MILLER Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4520
(775) 684 5708
Website: www.nvsos.gov

Articles of Exchange
(PURSUANT TO NRS 92A.200)
Page 1

USE BLACK INK ONLY • DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Articles of Exchange
(Pursuant to NRS Chapter 92A - excluding 92A.200(4b))

1)
Name and jurisdiction of organization of each constituent entity (NRS 92A.200).  If there are more than two constituent entities, check box ☐  and attach an 8 1/2" x 11" blank sheet listing the entities continued from article one.

Ophthalmic International, Inc.
Name of acquired entity

Nevada	Corporation
Jurisdiction	Entity type*

SunRidge International, Inc,
Name of acquiring entity

Nevada	Corporation
Jurisdiction	Entity type*

2)	The undersigned declares that a plan of exchange has been adopted by each constituent entity (NRS 92A.200).

* Corporation, non-profit corporation, limited partnership, limited-liability limited partnership, limited-liability company or business trust.

Filing Fee: $350.00

This form must be accompanied by appropriate fees.	Nevada Secretary of State 92A Exchange Page 1 Revised: 03-26-09

(Seal)	ROSS MILLER Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4520
(775) 684 5708
Website: www.nvsos.gov

Articles of Exchange
(PURSUANT TO NRS 92A.200)
Page 2

USE BLACK INK ONLY • DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

3)
Owner’s approval (NRS 92A.200) (options a, b, or c must be used for such entity) (if there are more than two constituent entities, check box ☐  and attach an 8 1/2" x 11" blank sheet listing the entities continued from article three):

(a)	Owner’s approval was not required from Name of acquired entity, if applicable and, or; SunRidge International, Inc, Name of acquiring entity, if applicable

(b)	The plan was approved by the required consent of the owners of * Ophthalmic International, Inc. Name of acquired entity, if applicable and, or; Name of acquiring entity, if applicable

* Unless otherwise provided in the certificate of trust or governing instrument of a business trust, an exchange must be approved by all the trustees and beneficial owners of each business trust that is a constituent entity in the exchange.

This form must be accompanied by appropriate fees.	Nevada Secretary of State 92A Exchange Page 2 Revised: 03-26-09

(Seal)	ROSS MILLER Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4520
(775) 684 5708
Website: www.nvsos.gov

Articles of Exchange
(PURSUANT TO NRS 92A.200)
Page 3

USE BLACK INK ONLY • DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

(c)
Approval of plan of exchange for Nevada non-profit corporation (NRS 92A.160):

The plan of exchange has been approved by the directors of the corporation and by each public officer or other person whose approval of the plan of exchange is required by the articles of incorporation of the domestic corporation.

Name of acquired entity, if applicable

and, or;

Name of acquiring entity, if applicable

4)	Location of Plan of Exchange (check a or b):

☒ or,	(a)	The entire plan plan of exchange is attached;

☐	(b)
The entire plan of exchange is on file at the registered office of the acquiring corporation, limited-liability company or business trust, or at the records office address if a limited partnership, or other place of business of the acquiring entity (NRS 92A.200).

This form must be accompanied by appropriate fees.	Nevada Secretary of State 92A Exchange Page 3 Revised: 03-26-09

(Seal)	ROSS MILLER Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4520
(775) 684 5708
Website: www.nvsos.gov

Articles of Exchange
(PURSUANT TO NRS 92A.200)
Page 4

USE BLACK INK ONLY • DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

5)	Effective date (optional)*:

6)
Signatures - Must be signed by: An officer of each Nevada corporation; All general partners of each Nevada limited partnership; All general partners of each Nevada limited-liability limited partnership; A manager of each Nevada limited-liability company with managers or a member if there are no managers; A trustee of each Nevada business trust (NRS 92A.230)**

If there are, more than two constituent entities, please check box and attach an 8 1/2" x 11" blank sheet listing the entities continued from article six.   ☐

Ophthalmic International, Inc. Name of acquired entity

/s/ G. Richard Smith	President	9/5/2009
Signature	Title	Date

SunRidge International, Inc. Name of acquiring entity

/s/ T. Tsagkaris	President	9/5/2009
Signature	Title	Date

* An exchange takes effect upon filing the articles of exchange or upon a later date as specified in the articles, which must not be more than 90 days after the articles are filed (NRS 92A.240).

** The articles of exchange must be signed by each foreign constituent entity in the manner provided by the law governing it (NRS 92A.230).  Additional signature blocks may be added to this page or as an attachment, as needed.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.	Nevada Secretary of State 92A Exchange Page 4 Revised: 03-26-09

 EXHIBIT A

AGREEMENT OF EXCHANGE
OF
SUNRIDGE INTERNATIONAL, INC.
AND
OPHTHALMIC INTERNATIONAL, INC.

AGREEMENT OF EXCHANGE made as of the 5th day of September 2009, by and between SunRidge International, Inc., a Nevada corporation (herein “SI”), and Ophthalmic International, Inc., a Nevada corporation (herein “OI”).  SI and OI are sometimes hereinafter collectively referred to as the “Constituent Corporations”.

RECITALS:

SI is a Nevada corporation with authorized capital stock consists of 500,000,000 shares of common stock, $.001 par value (the “SI Common Stock”), of which 6,950,000 shares of SI Common Stock were issued and outstanding as of September 5, 2009 and no shares of SI Common Stock were reserved for issuance upon exercise of any outstanding common stock purchase warrants or options, and 50,000,000 shares of preferred stock, $.001 par value the “SI Preferred Stock”), of which 0 shares of SI Preferred Stock were issued and outstanding as of September 5, 2009 and no shares of SI Preferred Stock were reserved for issuance upon exercise of any outstanding preferred stock purchase warrants or options.

OI is a Nevada corporation with authorized capital stock consists of 1,000,000 shares of common stock, $.001 par value (the “OI Common Stock”) of which 100,000 shares of OI Common Stock were issued and outstanding as of September 5, 2009 and no shares of OI Common Stock were reserved for issuance upon exercise of any outstanding common stock purchase warrants or options.

SI and OI have entered into an Agreement of Share Exchange and Plan of Reorganization dated September 5, 2009 (the “Reorganization Agreement”) setting forth certain representations, warranties, agreements and conditions in connection with the exchange provided for herein.

The respective Board of Directors of SI and OI have, by resolution, duly approved the execution of and the transaction contemplated by the Reorganization Agreement and this Agreement of Exchange and directed that they be submitted to the shareholders of OI for adoption and approval.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, the parties hereto have agreed and do hereby agree, subject to the terms and conditions hereinafter set forth, as follows:

I

EXCHANGE

1.1     In accordance with the provisions of this Agreement and Section 1(a) of Reorganization Agreement, the One Hundred Thousand (100,000) shares of OI Common Stock outstanding as the Effective Date of the Exchange shall be exchanged for Thirty-Three Million Fifty Thousand (33,050,000) shares of SI Common Stock to be issued upon the Effective Date of the Exchange.  SI shall be and is herein sometimes referred to as the “Acquiring Corporation”.

1.2     Upon the Effective Date of the Exchange (as defined in Article III hereof) OI: (i) shall become a wholly-owned subsidiary of SI, (ii) shall continue to possess all of its rights and property as constituted immediately prior to the Effective Date of the Exchange, and (iii) shall continue subject to all of its debts and liabilities as the same shall have existed immediately prior to the Effective Date of the Exchange.  All rights of creditors and all liens upon the property of each of the Constituent Corporations shall be preserved unimpaired.

1.3     SI hereby agrees that at and after the time when the Exchange shall become effective and as and when required by the provisions of the Reorganization Agreement, SI will issue certificates representing that number of shares of common stock, $.001 par value, of SI (collectively, the “Exchange Shares”) for which shares of OI Common Stock issued and outstanding immediately prior to the Effective Date of the Exchange will, as of the Effective Date of the Exchange and by virtue of the Exchange, be exchanged as hereinafter provided.

1.4     The Exchange shall not become effective until the following actions shall have been completed:  (i) this Agreement of Exchange shall have been adopted and approved by majority consent of the shareholders of OI in accordance with the requirements of Nevada corporate law; and (ii) all of the other conditions precedent to the consummation of the Exchange specified in the Reorganization Agreement shall have been satisfied or duly waived by the party entitled to satisfaction thereof.

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II

EXCHANGE OF SHARES

The manner and basis of exchanging shares of OI Common Stock for the Exchange Shares and the exchange of certificates therefore, shall be as follows:

2.1     Each one (1.0) share of OI Common Stock which shall be issued and outstanding immediately prior to the Effective Date of the Exchange shall, by virtue of the Exchange and without any action on the part of the holder thereof other than that set forth in the Reorganization Agreement, be exchanged at the Effective Date of the Exchange into Three Hundred Thirty and One-Half (330.5) shares of the Exchange Shares, as described in Exhibit 1 to this Agreement where the individual shareholders of OI are listed with their number of OI Common Stock shares and the number of SI Common Stock shares they are to receive in the Exchange.  If between the date hereof and the Effective Date of the Exchange, SI or OI shall either effect any reclassification, recapitalization, subdivision, combination or exchange of shares, in respect of their respective outstanding common stock, or a stock dividend thereon shall be declared with a record date within said period, the per share amounts of the Exchange Shares to be issued and delivered as provided in this Agreement shall be appropriately adjusted.

2.2     After the Effective Date of the Exchange certificates evidencing outstanding shares of OI Common Stock shall evidence the right of the holder thereof to receive certificates for shares of the Exchange Shares at the applicable rate as aforesaid.  Each holder of OI Common Stock, upon surrender of the certificate or certificates, which prior thereto represented shares of OI Common Stock, to SI’s stock transfer agent, which shall act as the exchange agent (the “Exchange Agent”) for such shareholder to effect the exchange of certificates on their behalf, shall be entitled upon such surrender to receive in exchange therefor a certificate or certificates representing the number of whole shares of the Exchange Shares into which the shares of OI Common Stock theretofore represented by the certificate or certificates so surrendered shall have been exchanged as aforesaid.  Until so surrendered, each such outstanding certificate for shares of OI Common Stock shall be deemed for all corporate purposes, including voting rights, subject to the future provisions of this Article II, to evidence the ownership of the shares of the Exchange Shares into which such shares have been so exchanged.  No dividends or distributions will be paid to persons entitled to receive certificates for shares of the Exchange Shares pursuant hereto until such persons shall have surrendered their certificates which prior to the Effective Date of the Exchange represented shares of OI Common Stock; but there shall be paid to the record holder of each such certificate, with respect to the number of whole shares of the Exchange Shares issued in exchange therefore (i) upon such surrender,the amount of any dividends or distributions with a record date subsequent to the Effective Date of the Exchange and prior to surrender which shall have become payable thereon since the Effective Date of the Exchange, without interest, and (ii) after such surrender, the amount of any dividends thereon with a record date subsequent to the Effective Date of the Exchange and prior to surrender and the payment date of which shall be subsequent to surrender; such amount to be paid on such payment date.

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2.3     No certificate representing a fraction of a share of the Exchange Shares will be issued and no right to vote or receive any distribution or any other right of a shareholder shall attach to any fractional interest in a share of the Exchange Shares to which any holder of shares of OI Common Stock would otherwise be entitled hereunder.  In lieu thereof, each holder of shares of OI Common Stock entitled to a fraction of a share of the Exchange Shares shall receive one whole share of SI Common Stock if the fraction of a share is equal to or greater than one-half share (.50); otherwise, the holder of the fraction of a share shall receive no additional share.

2.4     If any certificate for shares of the Exchange Shares is to be issued in a name other than that in which the certificate surrendered in exchange therefore is registered, it shall be a condition of the issuance thereof that the certificate so surrendered shall be properly endorsed and otherwise be in proper form for transfer and that the person requesting such exchange pay to the Exchange Agent any transfer or other taxes required by reason of the issuance of a certificate for shares of the Exchange Shares in any name other than that of the registered holder of the certificate surrendered, or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

2.5     At the Effective Date of the Exchange, all shares of OI Common Stock which shall then be held in its treasury, if any, shall cease to exist, and all certificates representing such shares shall be canceled.

III

EFFECTIVE DATE OF EXCHANGE; ABANDONMENT OF EXCHANGE

3.1     Subject to the provisions of this Article III, this Agreement shall be submitted to the shareholders of OI as provided in the Reorganization Agreement.  If adopted and approved by the vote of the shareholders of each of the Constituent Corporations, if required by statute, and if all of the conditions precedent to the consummation of the Exchange specified in the Reorganization Agreement shall have been satisfied or duly waived by the party entitled to satisfaction thereof, then unless terminated as provided in this Article III, the Exchange Certificate shall be filed with Nevada.  The Effective Date of the Exchange is the date upon which a duly executed copy of the Exchange Certificate is filed with the appropriate office in Nevada.  The date when the Exchange shall become effective as aforesaid is herein called the “Effective Date of the Exchange”.

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3.2     This Agreement of Exchange may be terminated and the proposed Exchange abandoned at any time prior to the Effective Date of the Exchange, and whether before or after approval of this Agreement of Exchange by the Board of Directors or shareholders of either of the Constituent Corporations, in the manner provided in the Reorganization Agreement.

IV

MISCELLANEOUS

4.1     For the convenience of the parties hereto and to facilitate the filing of this Agreement of Exchange, any number of counterparts hereof may be executed; and each such counterpart shall be deemed to be an original instrument.

4.2     At any time prior to the Effective Date of the Exchange the parties hereto may, by written agreement, (a) extend the time for the performance of any of the obligations or other acts of the parties hereto, (b) waive (in the manner specified in Paragraph 16 of the Reorganization Agreement) any breach or inaccuracy in the representations and warranties contained in this Agreement of Exchange or in the Reorganization Agreement or in any document delivered pursuant thereto, or (c) waive (in the manner specified in Paragraph 15 of the Reorganization Agreement) compliance with any of the covenants, conditions or agreements contained in this Agreement of Exchange or in the Reorganization Agreement.

4.3     The corporation parties to this Agreement are also parties to the Reorganization Agreement.  The two agreements are intended to be construed together in order to effectuate their purposes, and said agreements are intended as a plan or reorganization within the meaning of Section 368 of the Internal Revenue Code of 1954, as amended.

IN WITNESS WHEREOF, each of the undersigned corporations has caused this Agreement of Exchange to be signed in its corporate name by its duly authorized officers and its corporate seal to be affixed hereto, all as of the date first above written.

SUNRIDGE INTERNATIONAL, INC.

By:	/s/ Theodore Tsagkaris
President

OPHTHALMIC INTERNATIONAL, INC.

By:	/s/ G. Richard Smith
President

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